News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202
P&G UPDATES EARNINGS PROJECTIONS FOLLOWING VENEZUELAN CURRENCY DEVALUATION

CINCINNATI, Feb. 14, 2013 – The Procter & Gamble Company (NYSE:PG) provided an update of its fiscal year 2013 earnings per share outlook following the Venezuelan government’s announced intention to devalue its currency (bolivar fuerte).  The official exchange rate is now bolivares fuertes 6.30 per United States dollar, effective with the publication of the Official Gazette on February 13, 2013.  It was also announced that the currency market administered by the central bank known as SITME will be eliminated.  SITME transactions were previously valued at 5.30 bolivares fuertes per U.S. dollar.

P&G said it expects to incur one-time charges in the range of $200 million to $275 million after-tax, or $0.07 to $0.09 per share, based on its preliminary assessment of revaluing the local balance sheet at the new exchange rate.  The final impact will be dependent on confirmation of final balance sheet positions at the date of the devaluation.  The Company said it will recognize the one-time charges as non-core items in its presentation of fiscal year 2013 results.

In addition, the Company said there will be ongoing financial impacts related to the translation of local financial statements at the new exchange rate and inter-currency operational transactions, such as importation of finished products and raw materials.  P&G estimates these impacts will reduce fiscal year 2013 core earnings by approximately $0.03 per share.  P&G estimates the annualized impact on core earnings to be in the range of $0.06 to $0.07 per share.  These estimates assume that the 6.30 exchange rate will apply to all future transactions and that the Company will have full access to currency at this rate necessary to operate its Venezuelan business.  These estimates also assume current pricing regulations continue to be enforced.

Fiscal Year 2013 EPS Guidance

P&G adjusted its core earnings per share guidance for the year to a range of $3.94 to $4.04 from a prior range of $3.97 to $4.07 to reflect the $0.03 per share operating impact on core earnings.

On an all-in GAAP basis, P&G reduced its earnings per share guidance to a range of $3.92 to $4.04 from its prior outlook of $4.04 to $4.14 per share, reflecting the $0.03 operating impact and the $0.07 to $0.09 of one-time charges from balance sheet revaluation.

January – March 2013 Quarter EPS Guidance

The Company adjusted its March quarter core EPS guidance to a range of $0.90 to $0.96 from a prior range of $0.91 to $0.97 to reflect a $0.01 per share operating impact on core earnings.

On an all-in basis, P&G reduced its March quarter earnings per share outlook to a range of $0.80 to $0.88 from its prior guidance range of $0.90 to $0.96, reflecting a $0.01 per share operating impact and the $0.07 to $0.09 of one-time charges from balance sheet revaluation.

Forward-Looking Statements

Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue”, “will likely results,” and similar expressions.  Forward-looking statements are based on current expectation and assumptions that are subject to risks and uncertainties which may cause results to differ materially from the forward-looking statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.

Risks and uncertainties to which our forward-looking statements are subject include: (1) the ability to achieve business plans, including growing existing sales and volume profitably and maintaining and improving margins and market share, despite high levels of competitive activity, an increasingly volatile economic environment, lower than expected market growth rates, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus, and/or increasing competition from mid- and lower tier value products in both developed and developing markets; (2) the ability to successfully manage ongoing acquisition, divestiture and joint venture activities to achieve the cost and growth synergies in accordance with the stated goals of these transactions without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes and achieve productivity improvements designed to support our growth strategies, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled employees is limited; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including product liability, patent, intellectual property, price controls, import restrictions, environmental and tax policy), and to resolve pending matters within current estimates; (7) the ability to resolve the pending competition law inquiries in Europe within current estimates; (8) the ability to successfully implement, achieve and sustain cost improvement plans and efficiencies in manufacturing and overhead areas, including the Company's outsourcing projects; (9) the ability to successfully manage volatility in foreign exchange rates, as well as our debt and currency exposure (especially in certain countries with currency exchange controls, such as Venezuela, China, India and Argentina); (10) the ability to maintain our current credit rating and to manage fluctuations in interest rate, increases in pension and healthcare expense, and any significant credit or liquidity issues; (11) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, due to a wide variety of factors, including but not limited to, terrorist and other hostile activities, natural disasters and/or disruptions to credit markets, resulting from a global, regional or national credit crisis; (12) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (13) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (14) the ability to successfully manage increases in the prices of commodities, raw materials and energy, including the ability to offset these increases through pricing actions; (15) the ability to develop effective sales, advertising and marketing programs; (16) the ability to stay on the leading edge of innovation, maintain a positive reputation on our brands and ensure trademark protection; and (17) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks), the security over such systems and networks, and the data contained therein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves approximately 4.6 billion people around the world with its brands. The Company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers®, Tide®, Ariel®, Always®, Whisper®, Pantene®, Mach3®, Bounty®, Dawn®, Fairy®, Gain®, Charmin®, Downy®, Lenor®, Iams®, Crest®, Oral-B®, Duracell®, Olay®, Head & Shoulders®, Wella®, Gillette®, Braun®, Fusion®, Ace®, Febreze®, Ambi Pur®, SK-II®, and Vicks®. The P&G community includes operations in approximately 75 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

#    #    #

P&G Media Contacts:
Paul Fox, 513.983.3465
Jennifer Chelune, 513.983.2570

P&G Investor Relations Contact:
John Chevalier, 513.983.9974

The Procter & Gamble Company

Exhibit 1: Non-GAAP Measures

In accordance with the SEC’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Core EPS:  This is a measure of the Company’s diluted net earnings per share from continuing operations excluding charges in both years for incremental restructuring charges due to increased focus on productivity and cost savings, charges in the prior year related to the European legal matters, the current year Venezuela balance sheet devaluation, the current year holding gain on the buyout of our Iberian joint venture partner, and prior year impairment charges for goodwill and indefinite lived intangible assets.  We do not view these items to be part of our sustainable results.  We believe the Core EPS measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth.  Core EPS is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.  The table below provides a reconciliation of diluted net earnings per share to Core EPS:

	JFM 13 (est.)	JFM 12
Diluted Net Earnings Per Share	$0.80 to $0.88	$0.82
Snacks results of operations – Discontinued Operations	-	(0.01)
Diluted Net Earnings Per Share-Continuing Operations	$0.80 to $0.88	$0.81
Venezuela Balance Sheet Devaluation Impacts	0.09 to 0.07	-
Impairment charges	-	0.01
Incremental restructuring	0.01	0.12
Core EPS	$0.90 to $0.96	$0.94
Core EPS Growth	-4% to +2%

	FY 2013 (est.)	FY 2012
Diluted Net Earnings Per Share	$3.92 to $4.04	$3.66
Gain from snacks divestiture	-	(0.48)
Snacks results of operations – Discontinued Operations	-	(0.06)
Diluted Net EPS–Continuing Operations	$3.92 to $4.04	$3.12
Venezuela Balance Sheet Devaluation Impacts	0.09 to 0.07	-
Impairment charges	-	$0.51
Incremental restructuring	$0.15	$0.20
Charges for European legal matters	-	$0.03
Gain on buyout of Iberian JV	($0.21)	-
Rounding/other impacts	($0.01)	($0.01)
Core EPS	$3.94 to $4.04	$3.85
Core EPS Growth	2% to 5%

Note – All reconciling items are presented net of tax.  Tax effects are calculated consistent with the nature of the underlying transaction.